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                                                                   Exhibit 10.46

                                Chase Corporation
                  2001 Non-Employee Director Stock Option Plan

       This 2001 Non-Employee Director Stock Option Plan (the "Plan") provides for ownership of Common Stock. $.10 par value (the "Stock") of Chase Corporation (the "Company") by non-employee directors so as to provide additional incentives to promote the success of the Company through the grant of Nonstatutory Stock Options ("Options").

       1.     Administration of the Plan.

       The administration of the Plan shall be under the general supervision of the Board of Directors of the Company (the "Board"). Within the limits of the Plan, the Directors shall determine the individuals to whom, and the times at which, Options will be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The Board may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable.

       2.     Shares Subject to the Plan.

       (a) Number and Type of Shares. The aggregate number of shares of Stock of the Company that may he optioned under the Plan is 90,000 shares. In the event that the Board in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve benefits of the Plan or any Option granted under the Plan, the maximum aggregate and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such Options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

       (b) Effect of Certain Transactions. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares as he would have been entitled to receive upon the occurrence of such event had he exercised the Option immediately prior to such events provided however, that in lieu of the foregoing the Board of Directors of the Company may upon written notice to each holder provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In addition, prior to or after such an event, the Board may accelerate awards and waive conditions and restrictions on any award to the extent it may determine appropriate.

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       (c)    Reservation of Shares. The Company shall at all times while the
Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

       3.     Grant of Options: Eligible Persons.

       (a) Types of Options. Options shall be granted under the Plan as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options"). Options may be granted by the Directors, within the limits set forth in Sections 1 and 2 of the Plan, to all non-employee Directors of the Company.

       (b) Date of Grant. The date of grant for each Option shall be the date on which it is approved, or such later date as the Directors may specify. No options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

       4.     Form of Options.

       Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Options may vary among optionees.

       5.     Option Price.

       The price at which shares may from time to time be optioned shall be determined by the Board, provided that such price shall not be less that the fair market value of the Stock on the date of granting as determined in good faith by the Board.

       The Board may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock or such other lawful consideration as the Board may determine.

       6.     Term of Option and Dates of Exercise.

       (a) Exercisability. The Board shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of stock option granted under the Plan shall not exceed a period of ten years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part. during a period of ten years from the date of its grant.

       (b) Effect of Disability. Death or 'termination of Employment. The Board shall determine the effect on an Option of the disability, death, retirement or other termination as a member of the Board of an optionee and during the period which, the optionee's estate, legal representative, on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the Board, to exercise the rights of the optionee in the case of the optionee's death.

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       (c)    Other Conditions. The Board may impose such other conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

       (d) Amendment of Options. The Board may amend, modify or terminate any outstanding Option, including substituting therefore another Option of the same or different type, changing the date of exercise or realization, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee, and provided further that, notwithstanding the foregoing, the Board may not either amend any outstanding Option to reduce the exercise price thereof or terminate an Option and substitute therefor another Option having a lower per share exercise price.

       7.     Non-transferability.

       No Option shall be transferable by the holder thereof other than by will or the laws of decent and distribution, and shall be exercisable during the holder's lifetime, only by the holder thereof; provided, however, that the Board may provide that an Option is transferable by the holder thereof and exercisable by persons other than the holder thereof upon such terms and conditions as the Board shall determine.

       8.     No Rights as a Shareholder.

       Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of stock to be distributed under the Plan until he or she becomes the holder thereof.

       9.     Amendment or Termination. The Board may

       amend or terminate the Plan at any time.

       10.    Stockholder Approval.

       The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the Commonwealth of Massachusetts, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board. In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect.

       11.    Governing Law.

       The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

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